UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026

ConnectM Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41389	87-2898342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mount Royal Avenue, Suite 550 Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 395-1333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Blue Ribbon Ice Inc. Acquisition Agreement

On July 1, 2026, the Company entered into and consummated an Acquisition Agreement (the Acquisition Agreement”) by and among the Company, Blue Ribbon Ice Inc. (“BRI”), an Arkansas for-profit corporation and Scott ‘Avery’ Wilson (“Wilson”), an individual, and resident of the state of Arkansas (BRI and Wilson are collectively referred to as the “Seller Parties”).

The Seller Parties are engaged in the business of Commercial HVAC and Refrigeration (the “Business”). Under the Asset Purchase Agreement, the Company agreed to acquire from Seller certain assets used in the Business (the “Assets”).

According to the terms set forth in the Agreement, at the Closing, Wilson sold, assigned, transferred and delivered to the Company, free and clear of all security interests, liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, 6,000 shares of the BRI Common Stock held by Wilson, constituting 60% of the issued and outstanding shares of BRI Common Stock (the “Transferred Shares”). In consideration of the acquisition of the Transferred Shares, the Company issued to Wilson 58,824 shares of Common Stock (the “Exchange Shares”); and paid to Wilson the sum of $250,000 (the “Cash Consideration”). The Exchange Shares were issued shall be free of any transfer restrictions, liens, or encumbrances and subject to a valid exemption from registration under the Securities Act.

The Acquisition Agreement contains customary representations, warranties, covenants and indemnification provisions for a transaction of this type.

The foregoing summary of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On July 28, 2026, the Company announced by press release that, it has acquired Blue Ribbon Ice, a software platform that matches commercial HVAC, refrigeration, and facility-service demand with a vetted, nationwide network of independent contractors in real time. Blue Ribbon Ice becomes part of ConnectM’s AI-Powered Logistics platform, joining the Company’s existing DeliveryCircle business.

The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. The information contained in the press release is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Acquisition Agreement by and Between ConnectM Technology Solutions, Inc., Blue Ribbon Ice, Inc. and Scott ‘Averey’ Wilson, dated July 1, 2026.
99.1	Press Release issued by the Registrant on July 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2026

ConnectM Technology Solutions, Inc.

By:	/s/ Bhaskar Panigrahi
Name:	Bhaskar Panigrahi
Title:	Chief Executive Officer